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                                                                      EXHIBIT 23







                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement of Bestway, Inc. on Form S-8 (Registration No. 33-60471) of our report dated October 15, 1999, on our audits of the consolidated financial statements of Bestway, Inc. as of July 31, 1999 and 1998 and for the years ended July 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.


                                           PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
October 28, 1999